Exhibit 10.82

LEASE SUMMARY PAGE

Iowa State University Research Park Corporation

(Landlord)

And

BioProtection Systems Corporation

(Tenant)

Dated: August 10, 2005

Suite 3360

Wayne R. Moore Technology Transfer Center

Building #3

Gross Square Feet in Demised Premises: +2,028

Commencement Date: August 22, 2005

Termination Date: August 31, 2006

Base Rent: Annualized: $25,350.00

Per Gross Square Foot: $12.50

Monthly Installments: $2,112.50

Operating Rent/Costs:

Initial Operating Rent Per Gross Square Foot: $5.30

Additional Rents Per Gross Square Foot: $1.15

Additional Provisions:

Gas and water usage, as well as utility costs for the HVAC system, will be prorated and invoiced monthly.  Electricity is metered separately and will be invoiced directly from the provider.

Landlord agrees to release Tenant from this lease obligation upon Tenant’s move into a larger facility at the ISU Research Park.

Tenant agrees to pay additional rents in the amount of $1.15/gross square foot, based on value of existing lab casework in Suite 3360.

Address of Tenant to which

Notices shall be sent:

2901South Loop Drive

Suite 3360

Ames, IA 50010

Liability Insurance Minimum Limits: $2,000,000.00

Table of Contents

PAGE	SECTION	HEADING	Page

1	1.	Premises	1
1	2.	Term	1
1	3.	Condition of the demised premises	1
1	4.	Base rent	1
2	5.	Operating costs	2
3	6.	Use	3
5	7.	Landlord’s maintenance	5
6	8.	Tenant’s maintenance	6
6	9.	Parking	6
6	10.	Utilities and services	6
7	11.	Alterations	7
7	12.	Signs	7
7	13.	Inspection	7
8	14.	Assignment and subletting	8
8	15.	Fire and casualty	8
9	16.	Liability	9
10	17.	Condemnation	10
10	18.	Termination; holding over	10
11	19.	Quiet enjoyment	11
11	20.	Tenant’s default	11
11	21.	Landlord’s remedies	11
13	22.	Mortgage subordination; attornment	13
13	23.	New owner	13
13	24.	Mechanic’s liens	13
13	25.	Notice	13
14	26.	Delivery of goods	14
14	27.	Nondiscrimination	14
14	28.	Entire agreement	14
14	29.	Miscellaneous	14
16	30.	Brokers	16
16	31.	Waiver of jury trial	16
16	32.	Choice of law	16
16	33.	Force majeure	16

i

LEASE

This Lease is entered into on the date set forth on the Summary Page, by and between Iowa State University Research Park Corporation, an Iowa 504A corporation (“Landlord”), and the Tenant set forth on the Summary Page (“Tenant”).

1.             PREMISES:  Landlord hereby leases to Tenant certain premises at the Iowa State University Research Park (the “Research Park”) more particularly described on Attachment I attached hereto and incorporated herein (herein referred to as the “Demised Premises”).  Lease of the Demised Premises is subject to the terms and conditions of this Lease.  The Demised Premises contain that number of gross square feet (“gsf’) as set forth on the Summary Page.  Whenever reference is made herein to Tenant’s pro rata share based upon square feet of the Demised Premises, this number shall define the square feet of the Demised Premises.

2.             TERM:

The term of the Lease shall start on the later of the Commencement Date set forth on the Summary Page or the time set forth in section 3B hereof and shall terminate on the Termination Date set forth on the Summary Page (the “Term”).

3.             CONDITION OF THE DEMISED PREMISES:

A.            Except as may be otherwise set forth in an attachment to this Lease, Landlord has made no representations as to the condition of the Demised Premises, or promises to alter, remodel or improve the Demised Premises.  Tenant’s taking possession of the Demised Premises shall constitute Tenant’s acceptance of the Demised Premises and Tenant’s confirmation that the Demised Premises are in good and satisfactory condition.

B.            If the Demised Premises are not ready for occupancy on the date that this Lease is due to commence, Landlord shall not be in default hereunder nor shall the Lease be void or voidable and the Landlord shall not be liable for any loss or damage as a result of the delay.  Tenant shall accept possession of the Demised Premises when Landlord is able to deliver possession.  The term of this Lease shall then begin on the date of delivery of possession, but the end of the Lease term shall remain the same.  Landlord hereby waives payment of rent covering any period prior to tendering of possession of the Demised Premises to Tenant due to Landlord’s inability to deliver such for occupancy.  On the date the Term begins, Tenant shall execute and deliver to Landlord a letter of acceptance of delivery of the Demised Premises and confirmation that the Demised Premises are in good and satisfactory condition.

4.             BASE RENT:

Tenant shall pay Landlord annualized base rent (“Base Rent”) in equal monthly installments as set forth on the Summary Page (payable monthly in advance) commencing on the first day of the Lease Term and continuing thereafter.  Base Rent expressed on a per gross square foot per annum basis is as set forth on the Summary Page, but in the event of any discrepancy, the annualized fixed Base Rent set forth therein shall control.  All payments of Base Rent shall be without abatement, deduction or set-off of any kind, it being the intention of the parties that

Tenant’s covenant to pay the Base Rent shall be independent of all other covenants contained in this Lease.  Tenant shall pay all amounts due to Landlord hereunder when due, at the address of Landlord, or to such other entity or person as Landlord shall designate in writing.  Tenant shall not be required to pay Landlord a security deposit under this Lease.

Base Rent shall increase as set forth on the Summary Page.

Any payment from Tenant received more than thirty (30) days past due shall be subject to a late payment fee of five (5) percent of the amount of such payment, plus interest on the amount of such delinquent payment accruing from the due date at the rate of ten (10) percent per annum.

5.             OPERATING COSTS:  In addition to the Base Rent Tenant shall pay to Landlord as additional rent Tenant’s pro rata share of the common area expenses and other operating costs incurred by Landlord in operating the Building and appurtenant grounds in which the Demised Premises are located (hereinafter the “Operating Costs” or “Operating Rents”).

A.            Definition of Operating Costs.  Operating Costs shall mean the aggregate amount paid by Landlord for:  1) real property taxes, including all taxes, assessments, special assessments, levies and government charges of any kind and nature whatever (collectively, “Taxes”) levied, assessed or payable against the Demised Premises, the Building and appurtenant grounds; 2) insurance (including complete pass-through of any additional premiums solely attributed to activities of Tenant at the Demised Premises); 3) janitorial and cleaning, including supplies for common areas; 4) landscape maintenance, including regular mowing of grass, trimming, weed removal and general landscaping of appurtenant grounds; 5) snow plowing; 6) common area utilities, including (without limitation) parking area lighting; 7) water, natural gas and sewer charges (if not separately metered); 8) parking lot maintenance and cleaning and 9) repair and maintenance of common areas including HVAC systems; 10) management and administration expenses; 11) charges payable by Landlord for maintenance of common areas in the entire Research Park; and 12) all other operating costs attributable to the Demised Premises, the Building or the Research Park.

B.            Allocation of Operating Costs.  Operating Costs paid by Landlord shall be allocated among tenants of the Building.  Tenant’s pro rata share of Operating Costs shall be equal to that percent which is the ratio of the number of gross square feet in the Demised Premises to the total number of gross square feet in the Building, which pro rata share is specified on the Summary Page.  The total amount of Operating Costs paid by Landlord shall be multiplied by that percent and the product shall be Tenant’s pro rata share of Operating Costs.  At the outset of this lease and until adjusted as provided herein, Tenant shall pay to Landlord as Operating Rent the sum per gross square foot per annum set forth on the Summary Page.

C.            Payment of Operating Costs.  Tenant shall pay to Landlord as additional rent Tenants pro rata share of Operating Costs due hereunder in monthly installments as follows:

i.              On or before October 1 of each lease year, Landlord shall estimate the amount of Operating Costs for the next twelve-month period.  Each month on the first day of the month, Tenant shall pay Landlord one-twelfth (1/12) of the Tenants pro rata share of the estimated annual Operating Cost calculated by Landlord.

ii.             On or before October 1 of each year, Landlord shall prepare a statement of the actual Operating Costs for the Building for the twelve-month period ending on June 30th of such year.

iii.            Landlord shall provide a copy of the actual Operating Cost statement to Tenant along with a calculation of Tenant’s pro rata share of such actual Operating Costs.

iv.            If Tenant’s pro rata share of the estimated Operating Costs is less than or equal to the actual annual Operating Cost amount, then Tenant shall pay Landlord the difference, if any, between Tenant’s pro rata share of the actual amount of Operating Costs and the amount of estimated Operating Costs Tenant paid to Landlord during such year.  Tenant shall pay such difference within thirty (30) days of Tenant’s receipt of Landlord’s statement, regardless of whether the Lease has since terminated.  If the amount of estimated Operating Costs paid by Tenant is greater than Tenant’s pro rata share of Landlord’s actual Operating Costs, then Tenant shall receive a credit for the excess amount which shall be (a) applied against Tenants monthly obligation to pay Operating Costs until such excess amount has been amortized in full or (b) refunded within thirty (30) days to Tenant if the Lease has expired or terminated, so long as Tenant is not otherwise in default of the Lease.  Partial lease years shall be equitably adjusted.

v.             Tenant or its designated agents shall have the right at all reasonable times, but no more frequently than once a year, to have an independent audit made of the books of Landlord relating to Operating Costs.  If an inspection should reveal that Tenant’s pro rata share of Operating Costs has been overstated, then Landlord shall immediately credit such overstatement against the next monthly Operating Costs payable by Tenant until such overstatement has been fully amortized, so long as Tenant is not otherwise in default of the Lease.  If any overstatement of Operating Costs exists at the termination of this Lease, Landlord shall pay Tenant such amount within twenty (20) days of termination.

6.             USE:

A.            The Demised Premises shall only be used for a purpose that does not violate the zoning ordinances applicable to the Demised Premises and the permitted uses described in the Covenants, Conditions and Restrictions of the Iowa State University Research Park, as amended from time to time, now limited to the following purposes:

1.             Laboratories, offices, green houses and other facilities for research, basic, developmental and applied, and consulting, conducted by or for any individual, organization, or concern, whether public or private.

2.             Product manufacture or assembly shall be restricted to the manufacture or assembly of technology products which are clearly related to the on-site research and development activities of the tenant, or to manufacturing processes which require high levels of scientific or technological input.

3.             Pilot plants and test or research facilities in which processes planned for use in production elsewhere can be tested.

4.             Incidental operations required to maintain or support any use permitted in paragraphs 1 through 3 above, on the same tract as the permitted use, such as maintenance shops, parking garages, keeping of animals, experimental plots, machine shops, and communications or computer facilities.

5.             Services which Landlord deems necessary to assist those uses permitted in paragraphs 1 through 3 above including, but not limited to, accounting, legal, printing, research, day-care, travel planning, and mailing centers.  However, such services are to remain ancillary to the primary purpose of the Research Park as described above.

6.             Recreational facilities predominantly for Research Park tenant use.

7.             Any other activity expressly agreed upon by Landlord and Tenant.

B.            Outside storage (including, without limitation, all motor vehicles such as trucks or trailers) is prohibited without Landlord’s prior written consent.

C.            Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for its use of the Demised Premises.  Tenant shall comply with all governmental laws, ordinances, regulations, rules, orders and directives (collectively, “regulations”), including (without limitation) all environmental, energy and zoning regulations, and with any restrictive covenants and rules and regulations of the Research Park.  Tenant, at its sole expense, shall promptly comply with all regulations for the correction, prevention and abatement of nuisances in, upon, or connected with the Demised Premises.

D.            Tenant shall not permit any objectionable, unpleasant or dangerous odors, including but not limited to autoclave odors, smoke, dust, gas, emission, noise or vibrations to emanate from the Demised Premises, nor permit any activity upon the Demised Premises which would constitute a nuisance or would disturb or endanger any other tenant of the Building or of the Research Park.

E.             Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any hazardous substance (as defined below) on the Demised Premises.  To the extent Landlord consents to the presence of any hazardous substance on the Demised Premises, in no event shall the quantity of any such hazardous substance exceed the maximum quantity allowed on the attached list of Hazardous Materials Presenting a Physical Hazard attached as an Attachment 2 to this Lease.  In addition, Tenant shall receive, store, use, and otherwise handle any such hazardous substance permitted on the Demised Premises in compliance with all applicable local, state, and federal environmental protection ordinances, regulations, or laws (each an “environmental law”).  For purposes of this Lease, a Hazardous Substance shall include any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes, radon gas, or related materials; (ii) requires investigation, removal, or remediation under any environmental law, or is defined, listed, or identified as a “hazardous waste” or “hazardous substance” thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, a genetically modified organism, or otherwise hazardous and is regulated by any governmental authority or environmental law.  Tenant shall at all times maintain a complete listing of all Hazardous Substances on the Demised Premises, a copy of which listing shall be maintained by Tenant’s emergency coordinator at an off-site location.

F.             Tenant shall comply with, and shall require its employees, agents and contractors to comply with the rules and regulations made by Landlord from time to time regarding the operation of the Building and/or the Demised Premises or the Research Park, including but not limited to the following:

1.             Tenant shall not operate any device that will cause electromagnetic interference with the communication systems of other occupants in the Building or in the Research Park.

2.             Precautions are to be taken in all operations against radiation, radioactivity, fire and explosion hazards.  Acceptable limits and standards may be established by Landlord.

3.             Disposal of all waste and waste water shall be in accordance with controlling law and shall be pre-treated if required.  Building process and floor drains must be properly connected to the sanitary wastewater collection system and not to the underground storm system.

4.             Tenant shall abide by the Covenants, Conditions and Restrictions for Iowa State University Research Park, originally recorded January 11, 1988, as amended by amendment recorded July 2, 1992, and as may be subsequently amended, a copy of which has been provided to Tenant and receipt of which Tenant hereby acknowledges.

5.             Tenant shall abide by the terms and provisions of the network access policy for the Iowa State University Research Park, a copy of which has been provided to Tenant and receipt of which Tenant hereby acknowledges.  Landlord shall not be responsible for any failure of network connectivity.

6.             Tenant shall abide by all other rules and regulations adopted by Landlord for the orderly operation of the Building and the Iowa State University Research Park, provided such rules and regulations do not directly conflict with express provisions of this Lease.  Landlord shall have the right to grant variances of the rules and regulations and shall not be required to take legal action to enforce the rules and regulations if they are violated by other tenants.

7.             LANDLORD’S MAINTENANCE:  Landlord shall subject to reimbursement as Operating Costs under Section 5 above maintain the roof, foundation, heating, ventilating and air conditioning system, common areas, exterior grounds and the structural soundness of the exterior walls (including windows, glass, plate glass, door or entries) of the Building in good repair, reasonable wear and tear excepted.  Provided, however, Tenant shall repair and pay for any damage caused by Tenant or Tenant’s employees, agents, invitees, licensees, subtenants or contractors, or caused by Tenant’s default hereunder.  Tenant shall promptly give Landlord written notice of any defects or need for repairs for which Landlord is responsible, after which Landlord shall have reasonable time to determine whether such repair is needed, and, if so, to repair.  Landlord’s liability hereunder shall be limited to the cost of such repairs, maintenance or curing of defect and Landlord shall not be liable for costs or damages to Tenant or its property resulting from the defect.

8.             TENANT’S MAINTENANCE:

A.            Tenant shall, at its own cost and expense, keep and maintain all parts of the Demised Premises (except those for which Landlord is expressly responsible under the terms of this Lease) clean and in good condition and repair, including individual HVAC units or VAV (variable air volume) boxes, if any, located in the Demised Premises or used exclusively for the Demised Premises.  Tenant shall not be obliged to repair any damage caused by’ fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant hereto.

B.            Tenant shall not damage any wall or disturb the integrity and support provided by any wall.  Tenant shall, at its own cost and expense, promptly repair any damage or injury to any part of the Building or grounds caused by Tenant or its employees, agents or invitees.

C.            All maintenance and repairs made by Tenant shall be performed in a good and workmanlike manner using materials of a quality acceptable in the industry.

9.             PARKING.  Parking shall be available on a “first-come, first-served” basis in the parking area adjacent to the Demised Premises, shared by all tenants of that building and Landlord.  Landlord may require that all cars shall be marked with a parking decal provided by Landlord and may promulgate other rules and regulations related to parking.  Tenant shall instruct all of its officers, employees, and agents not to park in spaces marked for visitor parking.

10.          UTILITIES AND SERVICES.  Tenant shall pay before delinquency all charges for separately metered water, electricity, telephone service and other similar charges incurred by Tenant with respect to and during its occupancy of the Demised Premises.  Utilities which are not separately metered shall be included in Operating Costs defined in Section 5 of this Lease.  Landlord reserves the right to separately meter any utility to the Demised Premises.  Tenant shall be responsible for determining its particular electrical service needs and for furnishing and installing any transformer(s).  Landlord, Iowa State University, and the City of Ames, Iowa shall not be liable for damage or loss incurred by Tenant as a result of electrical system failure or malfunction.

Tenant acknowledges that Landlord has entered into an agreement with the Iowa State University Telecommunications Office (“ISU Telecommunications”) to provide telecommunications equipment and services to the Research Park.  All telecommunications raceways, trays, closets, wire, fiber optics, equipment and other devices shall be installed in accordance with ISU Telecommunications’ standards.  Prior to the commencement date of this Lease, Tenant agrees to use reasonable efforts to enter into a written agreement with ISU Telecommunications for the provision of telecommunications service to and the installation of telecommunications equipment in the Demised Premises.  Landlord shall not be responsible for any claims, losses, or damages resulting from the failure of network connectivity.

Tenant acknowledges that Landlord does not provide security to the Research Park or the Building and shall not be responsible to Tenant for any loss or claim by reason of the fact that no security is provided.

11.          ALTERATIONS

A.            Tenant shall not make any alterations, additions or improvement to the Demised Premises (including without limitation roof and wall penetrations) without the prior written consent of Landlord.  Tenant shall give Landlord written notice of all Permitted Improvements.  Tenant may, without the consent of Landlord, but at its own cost and expense and in a good and workmanlike manner, erect such shelves, bins, machinery, hoods, laboratory benches, laboratory equipment and fixtures as it may deem advisable, so long as such comply with all regulations and do not alter the basic character of, or overload or damage, the Demised Premises, the Building or improvements.

B.            All alterations, additions, and improvements erected by Tenant shall be Tenant’s property during the Term of this Lease.  Prior to expiration of this Lease, Tenant shall remove all alterations, additions and improvements erected by Tenant and restore the Demised Premises to its original condition by the date of Lease termination or upon earlier vacating of the Demised Premises.  However, Landlord shall have the right to elect, during the thirty (30) days prior to termination or earlier vacating of the Demised Premises, that any such alterations, additions and improvements shall become the property of Landlord as of the date of termination or upon earlier vacating of the Demised Premises, and that they shall not be removed by Tenant.  If any property which is required to be removed is not removed, then Landlord, in addition to all other rights or remedies may, at its election, deem that the property has been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of the cost to remove the property or repair any damage.

C.            All removals and restoration to original condition shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Demised Premises or Building.

12.          SIGNS.  Tenant shall not erect any signs, awnings, antennas or other apparatus upon or within the Demised Premises or the Research Park without prior written approval of the Landlord.  This prohibition shall extend, without limitation, to space within the Demised Premises visible from the outside of the Building.  Landlord shall not unreasonably withhold its approval if the proposed sign is consistent with the Research Park requirements contained within the Covenants and Conditions of the Research Park.

13.          INSPECTION.  Landlord, its agents, employees, contractors and representatives, shall have the right to enter and inspect the Demised Premises:

A.            at any time during business hours for the purpose of ascertaining the condition of the Demised Premises or in order to make such repairs as may be herein required of or permitted to Landlord; and

B.            any time in the event of an emergency, to be determined in Landlord’s sole discretion; and

C.            during the one hundred and twenty (120) days in advance of expiration of this Lease, at any time during business hours to show the Demised Premises to potential tenants.  During such one-hundred and twenty (120) days, Landlord shall have the right to erect on the Demised Premises a suitable sign stating that the Demised Premises are available; and

D.            any time to supply services to be provided by Landlord for Tenant pursuant to this Lease.

E.             Tenant shall meet with Landlord on the Demised Premises for a joint inspection of the Demised Premises within the thirty (30) day period prior to vacating.  If Tenant fails to arrange for such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Demised Premises shall conclusively determine Tenant’s responsibility for repairs and restoration.

F.             Landlord shall at all times have a key to all locks on doors to the Demised Premises.  Tenant shall not change or install any locks without Landlord’s prior approval for consistency with Landlord’s master key.

14.          ASSIGNMENT AND SUBLETTING.

A.            Tenant shall not assign, transfer or encumber this Lease or sublet the whole or any part of the Demised Premises without prior written consent of Landlord which consent may be withheld in its sole discretion.  Upon any permitted assignment, transfer or sublease, Tenant shall remain directly, and fully responsible and liable for the payment of all rent and other sums herein specified and for compliance with all other obligations of the tenant hereunder.  This Lease shall be binding on and for the benefit of Tenant’s assignees and transferees with the same effect as if they were mentioned in each instance where Tenant is referenced.  Tenant shall promptly deliver to Landlord a true and complete copy of every assignment or sublease.

B.            In the event of default (defined at Section 20 herein), if the Demised Premises or any part thereof have been assigned or sublet, Landlord, in addition to any other remedies provided herein or by law, may at its option collect directly from such assignee or subtenant all sums becoming due to Tenant under such assignment or sublease and apply such sums against any sums due to Landlord hereunder.  Such collections, if any, shall not be a novation or release of Tenant from any performance of Tenant’s obligations hereunder except so much of rent due as is so collected.

15.          FIRE AND CASUALTY.

A.            Landlord shall maintain standard fire and extended coverage insurance covering the Building (including the Demised Premises and Improvements) are a part in an amount of not less than eighty (80%) percent (or for such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the “replacement cost” thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto.  Such coverage shall insure against the perils of fire, lightning, and extended coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Iowa.  Subject to the other provisions in this Section 15, such insurance shall be for the sole benefit of Landlord and under its sole control.

B.            If the Demised Premises should be damaged or destroyed by fire, wind or other casualty, Tenant shall give Landlord immediate written notice thereof.  If the Demised Premises have been destroyed, or damaged beyond usability, within thirty (30) days after such casualty loss, Landlord may terminate this Lease and the rent shall be abated during the unexpired portion of this Lease (effective upon the date of the occurrence of such damage or destruction).  No damages shall be payable upon such termination and the parties shall be released herefrom without further obligation to the other, except for payment previously due and owing from Tenant to Landlord.

C.                                    If Landlord does not choose to terminate, Landlord shall repair or rebuild the Demised Premises and the rent payable hereunder during the period in which the Demised Premises are not tenantable shall be reduced to such extent as may be fair and reasonable under all the circumstances during such period of repair or rebuilding.  At the completion of such repair or rebuilding, rent shall resume for the full amount herein set forth for the remainder of the Term of the Lease.  Landlord shall not be responsible for replacement of Tenant’s trade fixtures, furniture, equipment or other items that were not part of the Demised Premises.

D.                                    If holder of an instrument (defined at Section 22 herein) requires that the insurance proceeds be applied to pay off the indebtedness evidenced by that instrument, Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder.  In such event, all rights and obligations hereunder shall cease and terminate, except for any payments previously due and owing from Tenant to Landlord.

E.                                      Nothing in this Lease shall be construed so as to authorize or permit any insurer of Landlord or Tenant to be subrogated to any right of Landlord or Tenant against the other party arising under this Lease.  Landlord and Tenant each hereby release the other to the extent of any perils to be insured against by either of the parties under the terms of this Lease, whether or not such insurance as actually been secured and to the extent of their respective insurance coverage for any loss or damage caused by any such casualty, even if such incidents shall be brought about by the fault or negligence of either party or persons for whose acts or negligence the other party is responsible.  Landlord and Tenant shall each obtain appropriate waivers of subrogation from their respective insurance carriers giving effect to this paragraph.

16.                               LIABILITY.

A.                                    Covenant Not to Sue.  Tenant shall not commence an action, interpose a counterclaim, or implead Landlord for any injury to person or damage to property on or about the Demised Premises resulting from and/or caused in part or whole by: 1) the negligence, omission, or misconduct of Tenant, its directors, officers, agents, servants, contractors or employees, or of any other person entering upon the Demised Premises for Tenant’s purposes; or 2) Tenant’s failure to repair.

B.                                    Indemnification.  Tenant shall at all times indemnify and hold harmless Landlord, its directors, officers, employees and agents, from any loss, liability, claims, suits, costs, expenses (including, without limitation, attorneys fees) and damages (actual, punitive, special and consequential), arising out of any personal injury, death or property damage associated with the Demised Premises, and on the common areas associated with the Demised Premises if caused by Tenant and/or Tenant’s directors, officers, employees, agents and/or invitees.  Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to indemnify or hold harmless Landlord for personal injury or property damage caused by the gross negligence of Landlord.

C.                                    Insurance.  Tenant shall procure and maintain throughout the Term of this Lease a policy or policies of insurance at its sole cost and expense, insuring Tenant against all claims, demands or actions arising out of or in connection with: (i) the Demised Premises; (ii) the condition of the Demised Premises; (iii) Tenant’s operations, maintenance and use of the Demised Premises; and (iv) all assumed contractual or quasi-contractual liability, including without limitation Tenant’s liability assumed under this Lease.  The limits of such policy or policies shall be in aggregate amounts of no less than the amount set forth on the Summary Page.  All policies procured by Tenant shall name Landlord as an additional insured.  All such policies shall be procured by Tenant from responsible insurance companies licensed to do business in the State of Iowa and satisfactory to Landlord.  Evidence of such insurance shall be provided to Landlord prior to the commencement date of this Lease and continuously thereafter prior to expiration of such insurance coverages.

17.                               CONDEMNATION.  In the event the Demised Premises, or any portion thereof, shall be taken by eminent domain or condemnation, meaning the taking by exercise of any governmental power, whether by legal proceedings or otherwise (or by private voluntary sale or transfer in lieu thereof while under threat of eminent domain or condemnation):

A.                                    The proceeds of such taking or purchase shall exclusively belong to Landlord and Tenant shall make no claim against Landlord or the governmental authority for damages for termination of the leasehold interests or interference with Tenant’s business.  Tenant shall only be entitled to an award made specifically to Tenant for its equipment and fixtures and relocation expenses, if any.

B.                                    This Lease shall not terminate so long as Tenant can still carry on its business on the Demised Premises but rental shall abate in proportion to space taken as determined by the parties hereto.

C.                                    This Lease shall terminate if it is impossible (by reason of such taking or purchase) for Tenant to still carry on its business on the Demised Premises.

18.                               TERMINATION; HOLDING OVER.  At the termination of this Lease, Tenant shall yield up immediate possession to Landlord, shall remove all of its goods and effects and shall deliver all keys to the Research Park and the Demised Premises to Landlord.  Possession of the Demised Premises shall be delivered to Landlord peaceably and in substantially similar condition as at the commencement of the Lease, ordinary wear and tear excepted, subject to restorations and repairs as determined pursuant to Section 11 hereof.  The Demised Premises and all suites/labs used by Tenant shall be free of hazardous substances.  Tenant’s obligation to perform pursuant to this section shall survive termination of the Lease.  If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, the holdover tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice.  All other terms and provisions of this Lease shall be applicable during the holdover tenancy, except that Tenant shall pay Landlord as rental through the period of any holdover an amount equal to one and one-half times the base rent and operating costs in effect on the termination date.  Such rental shall be computed on a daily basis for each day of the holdover period.  No holding over by Tenant, without consent of Landlord, shall extend this Lease except as otherwise expressly provided herein.  This section may not be interpreted for any purpose as a consent by Landlord to any holdover by Tenant.

19.                               QUIET ENJOYMENT.  Subject to all rights of mortgagees, as set forth in Section 22 herein, Landlord covenants that:

A.                                    Landlord has full right and authority to enter into this Lease.

B.                                    Tenant, upon paying rent as required, and performing its other obligations, shall peaceably and quietly have, hold and enjoy the Demised Premises for the Term without disturbance from Landlord subject to the terms of this Lease and to any instruments as provided in Section 23 below.

20.                               TENANT’S DEFAULT.  The following shall be events of default by Tenant under this Lease (each a “Tenant Default”):

A.                                    Tenant’s failure to pay any installment of Base Rent or Operating Rent, or utilities or any other sums due to the Landlord required by this Lease when due, and such failure continues for a period of ten (10) days from the due date.

B.                                    Tenant becoming insolvent, making a transfer in fraud of creditors, or making an assignment for the benefit of creditors.

C.                                    Tenant filing a petition under any bankruptcy law of the United States or any state, or Tenant being placed in bankruptcy proceedings or adjudged bankrupt or insolvent in proceedings filed against Tenant.

D.                                    Receiver or trustee or similar officer being appointed for all or substantially all of Tenant’s assets.

E.                                      Tenant vacating or abandoning the Demised Premises.

F.                                      Tenant failing to comply with any other term, provision or covenant of this Lease and not curing such within ten (10) days after written notice thereof.  However, if such Tenant Default is not curable within ten (10) days, Tenant must have commenced the curing of the Tenant Default within ten (10) days and must be making a good faith, diligent effort to cure said Tenant Default as soon as possible.

21.                               LANDLORD’S REMEDIES.  If during any lease year Tenant fails to pay more than one installment of Base Rent and/or Operating Rent when due, Landlord shall be entitled to interest at the rate of ten percent (10%) per annum until all such delinquent installments, other than the first delinquent installment, are paid by Tenant.  Tenant shall not be required to pay Landlord interest on the first delinquent installment of Base Rent and/or Operating Rent during any lease year.  If Tenant defaults and fails to cure within the applicable notice period, Landlord may pursue any one or more of the following remedies:

A.                                    Terminate the Lease or terminate Tenant’s right to possession under the Lease.  In such event, Tenant shall immediately surrender the Demised Premises to Landlord.  If Tenant fails to do so, Landlord may, without limiting any other remedy which it may have for possession or arrearage in rent, peaceably enter upon and without force take possession of the Demised Premises and peaceably remove Tenant and any other person that may be occupying the Demised Premises without being liable for prosecution or any claim of damages therefrom.  Notwithstanding anything in this Lease to the contrary, Landlord shall not breach the peace or use any force to enforce any of its rights under this Lease.  In such event, Tenant awes to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, including without limitation Landlord’s inability to relet the Demised Premises on terms satisfactory to Landlord.

B.                                    In the event of a termination due to Tenant’s default and removal as set forth herein, Landlord may:

i.                                          relet the Demised Premises and receive rent therefor.  Tenant shall pay to Landlord on demand any deficiency between the aggregate rent due under this Lease and the reletting.  If Landlord relets the Demised Premises at a greater rental, such excess shall be the sole property of Landlord, and Tenant hereby waives any claim to such relet excess rent; or

ii.                                       perform Tenant’s obligations under the terms of this Lease.  Tenant agrees to reimburse Landlord on demand for any expenses which Landlord incurs in fulfilling Tenant’s obligations with interest accruing on such amount at twelve percent (12%) per annum.  Tenant for itself and on behalf of any and all persons claiming through it, hereby waives all right and privilege to redeem the Demised Premises for the remainder of the Term after it has been dispossessed or ejected; or

iii.                                    obtain a temporary or permanent injunction, without necessity of posting bond.

C.                                    Exercise of any of the remedies set forth herein, or otherwise provided by law or equity, shall not constitute a forfeiture or waiver of any rent or other payments due to Landlord, or of any damages accruing to Landlord but rather shall be cumulative; nor shall any act of Landlord hereunder be deemed an acceptance of surrender of the Demised Premises.  Only a writing signed by Landlord shall constitute a valid acceptance of surrender of the Demised Premises.

D.                                    Landlord’s acceptance of any rent or other payments hereunder after a default by Tenant shall not be deemed a waiver of such default unless Landlord so notifies Tenant in writing.  Forbearance by Landlord to enforce a remedy shall not be a waiver of default or Landlord’s right to enforce any remedy with respect to that default or any later default.  Tenant shall pay Landlord’s reasonable attorneys fees in the enforcement or defense of any of Landlord’s rights or remedies hereunder.

E.                                      To protect Landlord in the event Tenant defaults hereunder, Tenant hereby grants to Landlord a continuing security interest for all rent and other sums of money becoming due hereunder from Tenant, and upon all goods, fixtures, furniture and other personal property of Tenant which are or may be located on the premises and the proceeds thereof, none of which may be removed from the Demised Premises without Landlord’s consent so long as any rent or other sum from time to time owed to Landlord hereunder remains unpaid.  Tenant shall, on its receipt of a written request from Landlord, execute such financing statements, continuation statements and other security instruments as are necessary or desirable, in Landlord’s judgment, to perfect such security interest.

22.                               MORTGAGE SUBORDINATION; ATTORNMENT.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deeds of trust, mortgage modifications, extensions and additions (collectively, “Instruments”) now or at any time hereafter constituting a lien or charge upon the Research Park, the Demised Premises or any leasehold improvements.  Tenant shall at any time hereafter and as often as requested to do so on demand execute any documents which may be required by any holder of an Instrument for the purpose of subjecting and subordinating this Lease to the lien of any such Instrument.  However, as a condition to executing any subordination, Tenant shall receive from the holder of such Instrument a covenant that as long as Tenant is not in default on this Lease, the holder will not disturb Tenant’s leasehold interest in the Demised Premises.  At the option of the holder or beneficiary of any encumbrance upon the Research Park or the Demised Premises, Tenant agrees that no foreclosure of such encumbrance, nor any proceedings against Landlord, shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant.  Upon request, Tenant shall execute such instruments satisfactory to the holder, beneficiary or purchaser at a foreclosure proceeding whereby Tenant attorns to such successor-in-interest.

23.                               NEW OWNER.  If Landlord shall sell, assign, or convey its right, title and interest in the Demised Premises to another, this Lease shall continue in full force and effect; Tenant shall in all respects recognize the new owner as its Landlord under this Lease, paying all rents and complying with all terms of this Lease.  In the event of the sale or transfer of the Demised Premises, or the Building, or the Research Park and the assignment of this Lease, Landlord shall be relieved of all liability for the covenants and obligations in or derived from this Lease, or arising out of any act, occurrence or omission relating to the Demised Premises or this Lease.  The covenants, representations and obligations of Landlord shall be binding on Landlord only during the period that Landlord has an ownership interest in the Demised Premises.

24.                               MECHANIC’S LIENS.  Tenant shall have no authority, express or implied, to create, place or allow any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Demised Premises.  Payments under this Lease shall not be chargeable by any third party, including any who may furnish materials or perform labor for any construction or repairs.  Any claim or lien shall affect and attach to, if at all, only the leasehold interest granted to Tenant by this Lease.  Tenant shall pay all sums legally due and payable by it on account of any labor performed on the Demised Premises.  Tenant shall indemnify and hold Landlord harmless from any and all loss, costs or expense (including, without limitation, reasonable legal fees) based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Demised Premises.  If a mechanic’s lien attaches to the Demised Premises, Tenant shall take immediate action to obtain a bond or other surety to remove the mechanic’s lien from the Demised Premises and to indemnify Landlord for all expenses incurred by it related thereto.

25.                               NOTICE.  All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by:  (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for

Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

All Notices shall be deemed given and effective upon the earlier to occur of:  (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for notices; or (iii) three business days after depositing the Notice in the United States mail as set forth above.  All Notices shall be addressed to the following addresses:

If to the Landlord, to:	Iowa State University Research Park Corporation
Suite 4050
2711 South Loop Drive
Ames, Iowa 50010

If to Tenant, to the address set forth on the Summary Page.

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice.  Any “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

26.                               DELIVERY OF GOODS.  All deliveries to and shipments from Tenant are the sole responsibility of Tenant.  Tenant shall ensure that such do not disrupt any other tenant of the Research Park.  Landlord, in its sole discretion, may reasonably regulate such deliveries and shipments to prevent disturbance to other tenants of the Research Park.

27.                               NONDISCRIMINATION.  Tenant shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin or in any other way prohibited by law.  Tenant shall act affirmatively to ensure that applicants are employed, and employees treated during employment, without regard to race, color, religion, sex or national origin or other discrimination prohibited by law.  Such nondiscrimination shall include, without limitation: employment, promotion, demotion, transfer, recruitment, advertising, lay-off, termination, rates of pay or other forms of compensation, selection of training, including apprenticeship.

28.                               ENTIRE AGREEMENT.  This Lease, and all exhibits, attachments and schedules hereto, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties in connection with the subject matter hereof.  All attachments, exhibits and schedules are incorporated into this Lease by this reference as if set forth in their entirety and constitute a part hereof.  This Lease may be changed only by an agreement in writing duly signed and acknowledged and delivered to each party.

29.                               MISCELLANEOUS

A.                                    The term “Tenant” shall include legal representatives, successors and permitted assigns.  All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the Building through or under Tenant.

B.                                    If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

C.                                    Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, wherever the context shall require.  It is also agreed that no specific words, phrases or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general words, phrases or clauses used in connection therewith.

D.                                    No waiver or breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

E.                                      Headings and captions used in this Lease are for the convenience of reference only, and shall not be considered a part thereof for purposes of interpreting or applying this Lease, and such titles, headings or captions do not define, limit, extend, explain or describe the scope or extent of the Lease or any of its terms or conditions.

F.                                      Tenant and Landlord expressly agree that there are and shall be no implied warranties for merchantability, habitability, fitness for a particular purpose or any other kind arising out of this lease, and there are no warranties which extend beyond those expressly set forth in this lease.

G.                                    This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.  This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in Section 14 hereof.

H.                                    Every agreement contained in this Lease is, and shall be construed as a separate and independent agreement.  If any term or this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Lease, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

I.                                         The submission of this Lease to Tenant shall not be construed as an offer nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers same to Tenant.

J.                                      This Lease shall not be construed more strongly against either party regardless of which was more responsible for its preparation.

K.                                    All times, whenever stated in this Lease, are declared to be of the essence of this Lease.

L.                                     Tenant represents and warrants that it has full power and authority to perform all of its obligations under this Lease and the party (ies) executing this Lease on behalf of Tenant has (have) been duly authorized and empowered to bind Tenant to this Lease.

30.                               BROKERS.  Each party hereto represents and warrants to the other that all negotiations relative to this Lease have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder’s fee or other commission in respect to the Lease.  Each party hereby agrees to indemnify and hold harmless the other party against any and all claims, losses, liabilities, and expenses which may be assessed against or incurred by it as a result of such party’s dealings, arrangements, or agreements with any such person or firm.

31.                               WAIVER OF JURY TRIAL.  If a suit or action is instituted in connection with any controversy arising out of this Lease, the parties hereby unconditionally waive any right to a jury trial with respect to and in any action, proceeding, claim, counterclaim, demand or other matter whatsoever arising out of this Lease.

32.                               CHOICE OF LAW.  This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, without regard to choice of law provisions.  Should any provision of this Lease and/or its condition be illegal or not enforceable, it or they shall be considered severable, and this lease and its conditions shall remain in force and be binding upon the parties hereto as though such provision had never been included.

33.                               FORCE MAJEURE.  The time within which any of the parties hereto shall be required to perform any act or acts under this Lease, except for the payment of monies, shall be extended to the extent that the performance of such act shall be delayed by act of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, terrorism, labor disputes or delays, or restrictions by government bodies; provided, however, that the party entitled to such extension hereunder shall give prompt notice to the other party of the occurrence causing such delay, and further provided that the time within which any such act or acts are required to be performed shall not be extended pursuant to this paragraph for more than ninety (90) days.

IN WITNESS WHEREOF, Tenant and Landlord have executed this instrument as of the date first set forth above.

TENANT:	LANDLORD:
Iowa State University Research
Park Corporation

By:	By:

Position:	Position:

Dated:	Dated:

ATTACHMENT 1

TYPICAL

ATTACHMENT 2

Exempt Amounts of Hazardous Materials Presenting a Physical Hazard

Maximum Quantities Per Laboratory

MATERIAL	CLASS	OPEN SYSTEM - SOLID LBS (Cu. Ft.)	OPEN SYSTEM —LIQUID GALLONS(LBS.)
Combustible liquid(1)	II	N.A.	30
	III-A		80
	III-B		3300(3)
Cryogenic (flammable or oxidizing)		N.A.	10
Explosives		1/4(4)	(1/4)(4)
Flammable Solid		Not Allowed	N.A.
Flammable Gas		N.A.	N.A.
Flammable Liquid’
Combination I-A, I-B, I-C	I-A	N.A.	10
	I-B	N.A.	15
	1-C	N.A.	20
		N.A.	30
Organic Peroxide, unclassified, detonatable		1/4(4)	(1/4)(4)
Organic Peroxide	I	1(1)	1(1)
	II	10(1)	(10)(1)
	III	25(1)	(25)(1)
	IV	100(1)	(100)(1)
	V	Not Limited	Not Limited
Oxidizer	4	1/4(4)	(1/4)(4)
	3	2(1)	(2)(1)
	2	50(1)	(50)(1)
	1	1000(1)	(1000)(1)
Oxidizer — Gas1		N.A.	N.A.
Pyrophoric		0	0
Unstable (Reactive)	4	1/4(4)	(1/4)(4)
	3	1(1)	(1)(1)
	2	10(1)	(10)(1)
	1	Not Limited	Not Limited
Water Reactive	3	1(1)	(1)(1)
	2	10(1)	(10)(1)
	1	(25)(3)	(25)(3)
Biohazard Level 3 & 4 Agents	None	None	None

(1)Quantities may be increased 100 percent in sprinklered buildings.  When footnote 3 also applies, the increase for both footnotes may be applied.

(2)Quantities may be increased by 100 percent when stored in approved storage cabinets, gas cabinets or exhausted enclosures.  When footnote 2 also applies, the increase for both footnotes may be applied.

(3)The quantities permitted in a sprinklered building are not limited.

(4)Permitted in sprinklered buildings only.  None is allowed in unsprinklered buildings.

Combustible Liquid —

Class II - Acetic Acid, Acetic Anhydride, Acrylic Acid, Benzenethiol, Formic Acid, Kerosene, Naphtha, Vinyl Toluene

Class III-A - Aniline, Benzyl Chloride, Chloroacetaldehyde, Cyclohexanone, Diazinon, Dimethyl Sulfate, Divinyl Benzene, Ethanolamine, Formalin, Nitrobenzene

Class III-B - Diethanolamine, Ethylene Glycol, Formamide, Glycerin, Malathion, Parathion, Resorcinol

Cryogenic Fluids — Flammable (Carbon monoxide, Deuterium, Ethylene, Hydrogen, Methane) Oxidizer (Fluorine, Nitric Oxide, Oxygen)

Explosives — Black Powder, Dynamite, Nitrocellulose, Nitroglycerine

Flammable Solid — Camphor, Cellulose Nitrate, Napthalene, Decaborane, Lithium Amide, Potassium Sulfide, Sulfur, Combustible Metals (Cesium, Magnesium and Zirconium)

Flammable Gas — Acetylene, Arsine, Carbon Monoxide, Cyanogen, Diborane, Ethane, Ethylene, Formaldehyde, Hydrogen, Hydrogen Sulfide, LP Gas, Methane, Phosphine, Vinyl Chloride

Flammable Liquid -

Class I-A — Acetaldehyde, n-Butane, Dimethylamine, Ethylamine, Ethyl Chloride, Ethylene Oxide Ethyl Ether, Ethyl Mercaptan, Hydrogen Cyanide, Isobutane, Pentane, Vinyl Bromide,

Class I-B — Acetone, Acetonitrile, Acrolein, Acrylonitrile, Benzene, tert-Butyl Alcohol, Carbon Disulfide, Cyclohexane, Diethylamine, Dioxane, Ethyl Acetate, Ethyl Alcohol, Gasoline, Heptane, Hexane, Isopropyl Acetate, Isopropyl Alcohol, Methyl Alcohol, Octane, Propionitrile, Propanol, Pyridine, Tetrahydrofuran, Toluene, Triethylamine, Vinyl Acetate

Class I-C — sec-Butyl Alcohol, Chlorobenzene, Cumene, Ethylenediamine, Hydrazine, Isoamyl Acetate, Nonane, Styrene, Turpentine, o-Xylene

Organic Peroxide (Unclassified, Detonatable)

Organic Peroxide —

Class I — Acetyl Cyclohexane Sulfonyl 60-65%, Fulfonyl Peroxide, Benzoyl Peroxide over 98%, t-butyl hydroperoxide 90%

Class II — Acetyl Peroxide 25%, Peroxyacetic Acid 43%

Class III — Benzoyl Peroxide 78%,

Class IV — Benzoyl Peroxide 70%,

Class V — Benzoyl Peroxide 35%, l,l-di-t-butyl peroxy 3,5,5-trimethylcyclonehexane 40%

Oxidizer —

Class 4 — Ammonium Perchlorate, Ammonium Permanganate, Tetranitromethane

Class 3 — Ammonium Dichlorate, Calcium Ilypochlorite, Potassium Bromate, Potassium Chlorate, Sodium Bromate, Sodium Chlorate

Class 2 — Barium Bromate, Barium Chlorate, Calcium Perchlorate, Lithium Perchlorate, Magnesium Perchlorate, Sodium Permanganate

Class 1 — Inorganic Nitrates, Inorganic Nitrites, Ammonium Persulfate, Lithium Peroxide, Manganese Dioxide, Zinc Peroxide

Oxidizer (Gas) - Oxygen, Ozone, Oxides of Nitrogen Fluorine and Chlorine

Pyronhotic —     Gases (Diborane, Phosphine, Silane)

Solids (Cesium, hafnium, Lithium, White or Yellow Phosphorus, Plutonium, Potassium, Sodium) Liquids (Diethyl Aluminum Chloride, Diethyl Beryllium, Diethyl Phosphine)

Unstable (Reactive)

Class 4 — Acetyl Peroxide, Dibutyl Peroxide, Ethyl Nitrate, Picric Acid Tfinitrobenzene, Peroxyacetic Acid

Class 3 — Hydrogen Peroxide greater than 52%, Hydroxylamine, Nitromethane, Perchloric Acid

Class 2 — Acrolein, Acrylic Acid, Hydrazine, Sodium Perchlorate, Styrene, Vinyl Acetate

Class 1 — Acetic Acid, Hydrogen Peroxide 35% to 52%, Paraldehyde, Tetrahydrofuran

Water Reactive

Class 3 — Bromine Pentafluoride, Isobutylaluminum, Triethylaluminum,

Class 2 — Calcium Carbide, Calcium Metal, Lithium Hydride, Sodium Metal, Sodium Peroxide Trichlorosilane

Class 1 — Acetic Anhydride, Sodium Hydroxide, Sulfur Monochloride, Titanium Tetrachloride